Exhibit 10.7

I-Bankers Securities, Inc.

535 5th Avenue

Suite 423

New York, New York 10017

November 9, 2020

Edoc Acquisition Corp.

7612 Main Street Fishers

Suite 200

Victor, NY 14564

Attn: Kevin Chen, Chief Executive Officer

Ladies and Gentlemen:

This is to confirm our agreement whereby Edoc Acquisition Corp., a Cayman Islands company (“Company”), has requested I-Bankers Securities, Inc. (the “Advisor”) to serve as the Company’s advisor in connection with the Company acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities (each a “Target”) (in each case, a “Business Combination”) as described in the Company’s Registration Statement on Form S-1 (File No. 333-248819 filed with the U.S. Securities and Exchange Commission (“Registration Statement”) in connection with its initial public offering (“IPO”).

1.	Services and Fees.

(a) The Advisor will, from time to time, upon the Company’s request and in consultation with the Company:

(i)	Assist the Company in preparing presentations for each potential Business Combination;

(ii)	Assist the Company in arranging meetings with Company shareholders, including making calls directly to shareholders, to discuss each potential Business Combination and each potential Target’s attributes and providing regular market feedback, including written status reports, from these meetings and participate in direct interaction with shareholders, in all cases to the extent legally permissible;

(iii)	Introduce the Company to potential investors to purchase the Company’s securities in connection with each potential Business Combination; and

(iv)	Assist the Company with the preparation of any press releases and filings related to each potential Business Combination or Target (the activities described in the foregoing clauses (i)-(iv), the “Services”).

(b) As compensation for the Services, the Company will pay the Advisor a fee (the “Fee”) equal to 2.75% of the gross proceeds of the IPO. The Fee shall be due and payable at the closing of the Business Combination (“Closing”). If a proposed Business Combination is not consummated for any reason, no Fee shall be due or payable.

(c) The Fee shall be exclusive of any finder’s fees which may become payable to the Advisor pursuant to any other agreement between the Advisor and the Company or the Target.

2.	Expenses.

At the Closing, the Company shall reimburse the Advisor for all reasonable and documented costs and expenses incurred by the Advisor (including reasonable fees and disbursements of counsel) in connection with the performance of the Services; provided, however, any costs and/or expenses in excess of $5,000 in the aggregate shall be subject to the Company’s prior written approval, which approval will not be unreasonably withheld. The expenses and costs will be charged at cost without markup.

3.	Company Cooperation; Information.

(a) The Company will provide full cooperation to the Advisor as may be necessary for the efficient performance by the Advisor of its obligations hereunder, including, but not limited to, providing to the Advisor and its counsel, on a timely basis, all documents and information regarding the Company and Target that the Advisor may reasonably request or that are otherwise relevant to the Advisor’s performance of its obligations hereunder (collectively, the “Information”); making the Company’s management, auditors, consultants, and advisors available to the Advisor; and, using commercially reasonable efforts to provide the Advisor with reasonable access to the management, auditors, suppliers, customers, consultants and advisors of Target. The Company will promptly notify the Advisor of any change in facts or circumstances or new developments affecting the Company or Target or that might reasonably be considered material to the Advisor’s engagement hereunder.

(b) The Advisor agrees to keep strictly confidential all information conveyed by the Company or the Company’s Representatives (as defined below) to the Advisor in connection with this Agreement including, for the avoidance of doubt, the identities of any Targets and any Business Combination, in whatever form, whether written, electronic or oral, and to execute a non-disclosure agreement in customary form reasonably acceptable to the Advisor if requested to do so by the Company.

4.	Representations, Warranties, and Covenants.

(a) The Company represents, warrants, and covenants to the Advisor that all Information it makes available to the Advisor by or on behalf of the Company in connection with the performance of its obligations hereunder will not, to the Company’s knowledge, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make statements made, in light of the circumstances under which they were made, not misleading as of the date thereof and as of the consummation of the Business Combination. The Company acknowledges and agrees that the Advisor will use and rely on the accuracy and completeness of the Information supplied to the Advisor without having the obligation to independently verify the same.

(b) The Advisor represents, warrants and covenants to the Company that it is not prohibited from entering into this Agreement by any other contract, agreement, law or order.

5.	Indemnity.

The Company shall indemnify the Advisor and its affiliates and directors, officers, employees, shareholders, representatives, and agents in accordance with the indemnification provisions set forth in Annex I hereto, all of which are incorporated herein by reference. Notwithstanding the foregoing and Annex I, the Advisor hereby acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public shareholders and certain other parties. For and in consideration of the Company entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Advisor hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account as a result of entering into this Agreement, and shall not make any claim against the Trust Account as a result of entering into this Agreement, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Advisor hereby irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any of the Services provided to the Company hereunder and will not seek recourse against the Trust Account with respect thereto.

6.	Use of Name and Reports.

Without the Advisor’s prior written consent, neither the Company nor any of its affiliates (nor any director, officer, manager, partner, member, employee, or agent thereof) shall quote or refer to (i) the Advisor’s name or (ii) any advice rendered by the Advisor to the Company or any communication from the Advisor in connection with performance of the Services, except as required by applicable federal or state law, regulation, or securities exchange rule.

7.	Status as Independent Contractor.

The Advisor shall perform the Services as an independent contractor and not as an employee of the Company or affiliate thereof. It is expressly understood and agreed to by the parties that the Advisor shall have no authority to act for, represent, or bind the Company or any affiliate thereof in any manner, except as may be expressly agreed to by the Company in writing. In rendering the Services, the Advisor will be acting solely pursuant to a contractual relationship on an arm’s-length basis. This Agreement is not intended to create a fiduciary relationship between the parties and neither the Advisor nor any of the Advisor’s officers, directors or personnel will owe any fiduciary duty to the Company or any other person in connection with any of the matters contemplated by this Agreement.

8.	Potential Conflicts.

The Company acknowledges that the Advisor is a full-service securities firms engaged in securities trading and brokerage activities and providing investment banking and advisory services from which conflicting interests may arise. In the ordinary course of business, the Advisor and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in debt or equity securities of the Company, its affiliates, or other entities that may be involved in the transactions contemplated hereby. Additionally, the Advisor regularly enters into agreements similar to this Agreement with other companies. Nothing in this Agreement shall be construed to limit or restrict the Advisor or any of its affiliates in conducting such business.

9.	Entire Agreement.

This Agreement constitutes the entire understanding between the Company and Advisor with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Agreement may not be modified or terminated orally or in any manner other than by an agreement in writing signed by the Company and the Advisor.

10.	Notices.

Any notices required or permitted to be given hereunder shall be in writing and shall be deemed given when mailed by certified mail or private courier service, return receipt requested, addressed to each party at its respective addresses set forth above, or such other address as may be given by a party in a notice given pursuant to this Section.

11.	Successors and Assigns.

This Agreement may not be assigned by any party without the written consent of the other parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and, except where prohibited, to their successors and assigns.

12.	Non-Exclusivity.

Nothing herein shall be deemed to restrict or prohibit the engagement by the Company of other consultants providing the same or similar services or the payment by the Company of fees to such other consultants. The Company’s engagement of any other consultant(s) shall not affect the Advisor’s right to receive the Fee and reimbursement of expenses pursuant to this Agreement.

13.	Applicable Law; Venue.

This Agreement shall be construed and enforced in accordance with the laws of the State of New York without giving effect to conflict of laws. In the event of any dispute under this Agreement, then and in such event, each party hereto agrees that the dispute shall be brought and enforced in the courts of the State of New York, County of New York, or the United States District Court for the Southern District of New York, in each event at the discretion of the party initiating the dispute. Each party irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each party hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon a party may be served by transmitting a copy thereof by registered or certified mail, postage prepaid, addressed to such party at the address set forth at the beginning of this Agreement. Such mailing shall be deemed personal service and shall be legal and binding upon the party being served in any action, proceeding or claim. The parties agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

14.	Counterparts.

This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Advisor and the Company with respect to the foregoing, please so indicate your agreement by signing in the place provided below, at which time this letter shall become a binding contract.

I-Bankers Securities, Inc.

By:	/s/ Mike McCrory
Name:	Mike McCrory
Title:	CEO

AGREED AND ACCEPTED BY:

Edoc Acquisition Corp.

By:	/s/ Kevin Chen
Name:	Kevin Chen
Title:	Chief Executive Officer

[Signature Page to Business Combination Marketing Agreement]

ANNEX I

Indemnification

In connection with Edoc Acquisition Corp.’s (the “Company”) engagement of I-Bankers Securities, Inc. (the “Advisor”) pursuant to that certain letter agreement (“Agreement”) of which this Annex forms a part, the Company hereby agrees, subject to Section 5 of the Agreement, to indemnify and hold harmless the Advisor and its affiliates and their respective directors, officers, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, (collectively a “Claim”), that are related to or arise out of the Agreement and any actions taken or omitted to be taken by any Indemnified Person as contemplated by the Agreement or in accordance with and at the Company’s request or with the Company’s consent in connection with the Agreement, and the Company shall advance or reimburse, at the Indemnified Person’s option, any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of any person seeking indemnification for such Claim. The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of the Advisor except for any Claim incurred by the Company as a result of such Indemnified Person’s gross negligence or willful misconduct.

The Company further agrees that it will not, without the prior written consent of the Advisor, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent (i) includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person.

Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof.

In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not the Advisor is an Indemnified Person), the Company and the Advisor shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Advisor on the other, in connection with the Advisor’s engagement referred to above, subject to the limitation that in no event shall the amount of Advisor’s contribution to such Claim exceed the amount of fees actually received by Advisor from the Company pursuant to the Advisor’s engagement hereunder. The Company hereby agrees that the relative benefits to the Company, on the one hand, and the Advisor on the other, with respect to the Advisor’s engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company or its shareholders as the case may be, pursuant to the transaction (whether or not consummated) for which the Advisor is engaged to render services bears to (b) the fee paid or proposed to be paid to the Advisor in connection with such engagement.

The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.